  Amendment No. 2 to the LivaNova PLC 2015 Incentive Award Plan WHEREAS, LivaNova PLC (the “Company”) maintains the LivaNova PLC 2015 Incentive Award Plan (as amended, the “2015 Plan”) for the purpose of granting equity awards to Non-Employee Directors (as defined in the 2015 Plan); WHEREAS, pursuant to Section 13.1 of the 2015 Plan, the board of directors of the Company (the “Board”) is authorized to amend the 2015 Plan; WHEREAS, the Board previously amended the 2015 Plan to, among other things, limit the number of Shares (as defined in the 2015 Plan) which may be issued or transferred pursuant to Awards (as defined in the 2015 Plan) granted on or after the Company’s Annual General Meeting in 2022 (the “2022 AGM”) to 50,000; WHEREAS, the Board has determined that the 2015 Plan should be further amended to increase the number of Shares which may be issued or transferred pursuant to Awards granted on or after the 2022 AGM by an additional 100,000 Shares, such that an aggregate of 150,000 Shares may be issued or transferred pursuant to Awards granted on or after the 2024 AGM; WHEREAS, the Board has determined that the 2015 Plan should be further amended to extend the term of the 2015 Plan, such that no Awards may be granted under the 2015 Plan after June 2034; NOW, THEREFORE, BE IT RESOLVED, pursuant to Section 13.1 of the 2015 Plan, subject to and conditional upon this amendment being approved by shareholders at the Company’s Annual General Meeting in 2024, the 2015 Plan is hereby amended as follows: 1. Section 3.1(a) of the 2015 Plan is hereby amended to read in its entirety as follows: “(a) Subject to Sections 3.1(b) and 13.2, the maximum aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is 8,800,000; provided that no more than an aggregate of 150,000 Shares may be issued or transferred pursuant to Awards granted on or after the Company’s Annual General Meeting in 2024 (the “2024 AGM”). Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased on the open market.” 2. Section 13.1(c) of the 2015 Plan is hereby amended to read in its entirety as follows: “(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after June 2034 (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.” All other terms and conditions of the 2015 Plan shall remain in full force and effect and shall not be amended pursuant to this amendment. IN WITNESS WHEREOF, the undersigned hereby executes this amendment on behalf of the Company as of this 17th day of April 2024. LivaNova PLC By: /s/ Vladimir Makatsaria Name: Vladimir Makatsaria Title: Director and Chief Executive Officer